Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-114717 of The Bank Holdings on Form S-8 of our report, dated March 16, 2005, included in the Annual Report on Form 10-KSB of The Bank Holdings for the year ended December 31, 2004.

McGLADREY & PULLEN, LLP

Las Vegas, Nevada
March 30, 2005

McGladrey & Pullen, LLP is a member firm of RSM International, an affiliation of separate and independent legal entities.